                                                         EXHIBIT NO. 11
                                                       ------------------


                          COMPUTATION OF EARNINGS PER
                          ---------------------------

                                  COMMON SHARE
                                  ------------

    Primary earnings per share is computed by dividing net income, less dividends on preferred stock, by the weighted average common shares and average dilutive common share equivalents outstanding.

                                                            Three Months Ended                  Nine Months Ended
                                                               September 30,                      September 30,
                                                       ----------------------------        ----------------------------
                                                          1997              1996              1997              1996
                                                       ----------        ----------        ----------        ----------
                                                                (dollars in thousands, except per share data)
PRIMARY:

Average common shares outstanding                       4,757,128         4,512,162         4,677,696         4,511,206
Average common stock equivalents of warrants and
     options outstanding-based on the
     treasury stock method using market price              95,839            51,470            86,857            41,846
                                                       ----------        ----------        ----------        ----------
                                                        4,852,967         4,563,632         4,764,553         4,553,052
                                                       ==========        ==========        ==========        ==========

Net income                                             $    3,777        $    3,667        $   10,617        $   10,464
Less:  Dividends on preferred stock                                             (58)                               (173)
                                                       ----------        ----------        ----------        ----------
                                                       $    3,777        $    3,609        $   10,617        $   10,291
                                                       ==========        ==========        ==========        ==========
Primary earnings per common share                      $      .78        $      .79        $     2.23        $     2.26
                                                       ==========        ==========        ==========        ==========

     Fully diluted earnings per share gives effect to the increase in the weighted average shares outstanding which would have resulted from conversion of the outstanding convertible debentures and to the related reduction in interest expense on an after-tax basis.

                                                            Three Months Ended                  Nine Months Ended
                                                               September 30,                      September 30,
                                                       ----------------------------        ----------------------------
                                                          1997              1996              1997              1996
                                                       ----------        ----------        ----------        ----------
                                                                (dollars in thousands, except per share data)
FULLY DILUTED:

Average common shares outstanding                       4,757,128         4,512,162         4,677,696         4,511,206
Average common stock equivalents of warrants and
     options outstanding-based on the
     treasury stock method using market price              95,839            51,470            86,857            41,846
Convertible debenture common stock equivalents                              237,600            78,330           237,600
                                                       ----------        ----------        ----------        ----------
                                                        4,852,967         4,801,232         4,842,883         4,790,652
                                                       ==========        ==========        ==========        ==========

Net income                                             $    3,777        $    3,667        $   10,617        $   10,464
Less:  Dividends on preferred stock                                             (58)                               (173)
Plus:  Convertible debenture interest,
       net of federal income tax effect                                          35                35               105
                                                       ----------        ----------        ----------        ----------
                                                       $    3,777        $    3,644        $   10,652        $   10,396
                                                       ==========        ==========        ==========        ==========
Fully diluted earnings per common share                $      .78        $      .76        $     2.20        $     2.17
                                                       ==========        ==========        ==========        ==========